POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Edward A. Mule, Anthony DiNello, Jesse Dorigo and James Kasmarcik or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

1.
prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by the Securities Exchange Act of 1934 ("1934 Act") or any rule or regulation of the SEC;

2.
execute and file statements on Form 3, Form 4 and Form 5 and any succesor forms adopted by the SEC, as required by the Securities Act of 1933, the 1934 Act and the Investment Company Act of 1940 and the rules thereunder; and

3.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with the 1934 Act.

This Power of Attorney shall remain in full force and effect unless revoked by the by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of May, 2023.

/s/ James S. Kasmarcik
Name: James S. Kasmarcik